INDEPENDENT AUDITORS’ CONSENT

Board of Directors

The Thurlow Funds, Inc.:

We consent to the use of our report, dated August 16, 2002, for The Thurlow Growth Fund, a series of The Thurlow Funds, Inc., incorporated herein by reference, and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT AUDITORS” in the Statement of Additional Information included herein.

/s/KPMG LLP

Boston, Massachusetts

November 22, 2002